EXHIBIT 21.1

FAIR ISAAC CORPORATION

SUBSIDIARIES

Name of Company	Jurisdiction of Incorporation/Organization
Data Research Technologies, Inc. (1)	Minnesota
Fair Isaac Credit Services, Inc. (1)	Delaware
Fair Isaac Network, Inc. (1)	Delaware
HNC Software LLC (1)	Delaware
myFICO Consumer Services Inc. (1)	Delaware
Dash Optimization, Inc. (1)	New Jersey
CR Software, LLC (1)	Virginia
London Bridge Group of North America, Inc. (1)	Delaware
Fair Isaac Holdings, Inc. (1)	Delaware
Fair Isaac Adeptra, Inc.(2)	Delaware
Blade, Inc. (2)	Delaware
Entiera, Inc.(1)	Delaware
Entiera Solutions Company Limited (3)	Thailand
Infoglide Software Corporation (1)	Delaware
Fair Isaac International Corporation (1)	California
Fair Isaac Asia Pacific Corp. (4)	Delaware
Fair Isaac Hong Kong Limited (4)	Hong Kong
Fair Isaac International Canada Corporation (4)	California
Fair Isaac Brazil, LLC (4)	Delaware
Fair, Isaac do Brasil Ltda. (5)	Brazil
Fair Isaac Asia Holdings, Inc. (4)	Minnesota
Fair Isaac Information Technology (Beijing) Co., Ltd. (6)	China
Fair Isaac India Software Private Limited (7)	India
Fair Isaac Sales and Services (India) Private Limited (8)	India
Fair Isaac (UK) LLP (8)	England and Wales
Fair Isaac (Luxembourg) S.a.r.l (9)	Luxembourg
Fair Isaac International UK Corporation (4)	California
Fair Isaac UK Holdings, Inc. (10)	Delaware
Fair Isaac UK Group Limited (11)	England and Wales
Fair Isaac Africa Ltd. (12)	England and Wales
Fair Isaac Software Holdings Limited (12)	England and Wales
Fair Isaac Europe Limited (13)	England and Wales
Fair Isaac Turkey Software and Consultancy Services Limited Sirketi (14)	Turkey
Fair Isaac Lithuania, UAB (14)	Lithuania
Fair Isaac Italy S.r.l. (14)	Italy
Fair Isaac Services Limited (13)	England and Wales
Fair Isaac (ASPAC) Pte. Ltd. (13)	Singapore
Fair Isaac (Australia) Pty Ltd (15)	Australia
Fair Isaac International Limited (13)	England and Wales
Fair Isaac (Adeptra) Limited (13)	England and Wales

Adeptra Europe Limited (16)	England and Wales
Adeptra Employee Trust Limited (16)	England and Wales
Adeptra Services Limited (16)	England and Wales
Fair Isaac (Thailand) Co., Ltd. (17)	Thailand
Fair Isaac WBR Limited Liability Company (18)	Russia

Footnotes:

(1)	100% owned by Fair Isaac Corporation
(2)	100% owned by Fair Isaac Holdings, Inc.
(3)	99.99% owned by Entiera, Inc., .005% owned by Fair Isaac Asia Holdings, Inc. and .005% owned by Fair Isaac Asia Pacific Corp.
(4)	100% owned by Fair Isaac International Corporation
(5)	99% owned by Fair Isaac International Corporation and 1% owned by Fair Isaac Brazil, LLC
(6)	100% owned by Fair Isaac Asia Holdings, Inc.
(7)	99.99% owned by Fair Isaac International Corporation and .01% owned by Fair Isaac Corporation
(8)	90% owned by Fair Isaac International Corporation and 10% owned by Fair Isaac Corporation
(9)	100% owned by Fair Isaac (UK) LLP
(10)	100% owned by Fair Isaac International UK Corporation
(11)	100% owned by Fair Isaac UK Holdings, Inc.
(12)	100% owned by Fair Isaac UK Group Limited
(13)	100% owned by Fair Isaac Software Holding Limited
(14)	100% owned by Fair Isaac Europe Limited
(15)	100% owned by Fair Isaac (ASPAC) Pte. Ltd.
(16)	100% owned by Fair Isaac (Adeptra) Limited
(17)	99.98% owned by Fair Isaac International Corporation, .01% owned by Fair Isaac Asia Holdings, Inc. and .01% owned by Fair Isaac Asia Pacific Corp.
(18)	99% owned by Fair Isaac International Corporation and 1% owned by Fair Isaac Corporation